Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Meredith Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-72635) on Form S-3 and the registration statements (No. 333-87888, No. 333-21979, No. 333-04033, No. 33-2094, No. 2-54974, No. 33-59258, No. 333-125675, No. 333-184992, and No. 333-200138) on Form S-8 of Meredith Corporation of our reports dated August 31, 2018, except for Note 19, as to which the date is January 7, 2019, and except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to ineffective controls over certain acquired assets and assumed liabilities, as to which the date is May 13, 2019, and August 31, 2018, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to ineffective controls over certain acquired assets and assumed liabilities, as to which the date is May 13, 2019, with respect to the consolidated balance sheets of Meredith Corporation and subsidiaries (the Company) as of June 30, 2018 and 2017, and the related consolidated statements of earnings, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2018, and the related notes and financial statement schedule II-Valuation and Qualifying Accounts, and the effectiveness of internal control over financial reporting as of June 30, 2018, which reports appear in the June 30, 2018 amended annual report on Form 10-K/A of Meredith Corporation.

Our report dated August 31, 2018, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to ineffective controls over certain acquired assets and assumed liabilities, as to which the date is May 13, 2019, on the effectiveness of internal control over financial reporting as of June 30, 2018, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of June 30, 2018, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness existed.

That report also contains an explanatory paragraph that states that the Company acquired Time Inc. and subsidiaries (Time) during fiscal 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018, Time’s internal control over financial reporting associated with 59 percent of total assets and 28 percent of revenue included in the consolidated financial statements of the Company as of and for the year ended June 30, 2018. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Time.

/s/ KPMG LLP

Des Moines, Iowa
May 13, 2019